[FIRST CONSULTING GROUP, INC. LOGO]                                 Exhibit 10.3

                               Employee Agreement



In consideration and as a condition of my employment by First Consulting Group, Inc. (hereafter "FCG"), contemporaneous with my hiring by FCG, and intending to be legally bound hereby, FCG and I agree to the following:

1.   Acknowledgments. I acknowledge that:

     a) FCG is involved in the business of providing consulting, software development, systems integration, outsourcing and applied research services primarily for healthcare, pharmaceutical, and other life sciences organizations throughout the world. References to FCG in this Agreement shall mean FCG (as defined above) and its parent companies, subsidiaries and affiliates.

     b) During the course of my employment with FCG, I will at various times receive, conceive, develop or otherwise have access to information that is proprietary and confidential to FCG, its clients and/or its partners, including, but not limited to, information regarding current and prospective clients, employee-related materials, marketing and/or financial data, and work-products belonging to FCG, its partners and/or its clients, and that such information, as it may exist from time to time, constitutes valuable, special and unique assets of FCG, its partners and/or its clients.

     c) Certain personal information included as part of your new-hire package (e.g., emergency contact information, phone numbers and addresses) will be shared with your supervisors or the Vice President of your business unit for emergency and/or valid business purposes. Consequently, you agree that your supervisors and/or business unit Vice President may only use such personal information for emergency or business purposes, unless you otherwise agree.

2. Confidentiality. I will not, during or after my employment, in whole or in part, disclose or use the confidential proprietary information of either FCG or of any third party to which FCG is obligated to keep any such information confidential (including, but not limited to trade secrets or processes involving inventions, products, designs, methods, know-how, techniques, systems, processes, computer programs, technical information, customer lists, financial data, business and/or marketing plans and proposals) to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; nor shall I make use of any confidential proprietary information for my own purposes or for the benefit of any person, firm, corporation or other entity (other than the owner of such information) under any circumstances during or after the termination of my employment.

These restrictions shall not apply to:

     a) any information that, at the time of disclosure, is then publicly known, provided that I was not responsible, directly or indirectly, for permitting such information to become publicly known without the consent of its owner(s);

     b) any information that is received by me from a third party outside of FCG and that was disclosed to me without any confidentiality obligation or any known breach of a confidentiality obligation by such third party;

     c) any information that is

     d) any information that may be required by law or an order of any court or agency of competent jurisdiction to be disclosed.

3. Proprietary Matter. I will not, during my employment, take, use or permit to be used by any person, firm, corporation or other entity (other than FCG) notes, memoranda, reports, lists, records, employee information, drawings,




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sketches,  specifications,  computer  programs,  data,  documentation  or  other materials of any nature relating to any matter within the scope of business of FCG or concerning any of its dealings, personnel or affairs. I further agree that I shall not, after termination of my employment with FCG, use or permit to
be  used  any  such  notes,  memoranda,   reports,   lists,  records,   employee
information,  drawings,  sketches,  specifications,   computer  programs,  data,
documentation or other materials. I agree that all of the foregoing matter shall be and remain the sole and exclusive property of FCG and that immediately upon the termination of my employment, I shall deliver all of the foregoing, as well as any copies I might have or might have made thereof, to FCG.

4. Employer's Right of Invention. I agree that any inventions or improvements (including, but not limited to, machinery, tools, devices, computer programs, works of authorship, documentation, or processes) that I may make, invent, acquire, or suggest, whether patented or unpatented, and copyrightable material made or conceived by me, solely or jointly, during my employment with FCG relating generally to any matter or thing connected in any way with or relating to the work carried on by FCG or any other company or person with which FCG is doing business, or resulting in any way from the use of premises, property or resources owned, leased or contracted for by FCG (referred to herein as "Developments"), shall (a) be the sole and absolute property of FCG, its assigns and/or its successors without further compensation to me, and (b) be promptly disclosed, along with all materials and data pertaining thereto, to FCG.

I agree, at the request and cost of FCG, to make all reasonable efforts to secure, continue or renew, and/or assist in the securing, continuation, or renewal, of legal protection for a Development in the form of letters patent, copyright or other analogous protection, and to assign to FCG all rights, title and interest in such patent applications, patents, copyrights, or other protection.

In the event FCG is unable, after reasonable effort, to secure my signature on any applications for the stated protections, whether due to my physical or mental incapacity, or for any other reason, I hereby irrevocably designate and appoint FCG, by its duly authorized officers and/or agents, as my agent and attorney-in-fact, to act for and in my behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights or other analogous protections thereupon with the same legal force and effect as if executed by me.

Any provision in this Agreement requiring me to assign my rights in any invention does not apply to an invention, which qualifies under the provisions of Section 2870 of the California Labor Code. That Section provides that the requirement to assign "shall not apply to an invention that I have developed entirely on my own time without using FCG's equipment, supplies, facilities or trade secret information except for those inventions that either 1) relate at the time of conception or reduction to practice of the invention to FCG's business, or actual or demonstrably anticipated research or development of FCG; or 2) result from any work I performed for FCG. If any invention is described in a patent application or disclosed to third parties by me within one year of termination of my employment with FCG, and which relates to the then-existing reasonably anticipated business, research or development of FCG, it is to be presumed that the invention was conceived during my employment with FCG and that the invention shall belong to FCG unless I prove that it was conceived following the termination of my employment with FCG.

5. Non-Solicitation. I hereby agree to the following restrictions for one (1) year following separation of my employment with FCG, regardless of the reasons for such separation of employment:

     a) No Services to or Solicitation of Known FCG Clients. I hereby agree that, without the prior written consent of FCG, I (i) will not provide any services, directly or indirectly, and whether as an employee, consultant, independent contractor or otherwise, to or on behalf of any Known FCG Client, and (ii) will not, directly or indirectly, solicit, divert or take away any Known FCG Client. For purposes of these restrictions, a "Known FCG Client" shall be any past, present or prospective FCG client that I provided services for, participated in preparation or delivery of any oral or written proposal for or otherwise had contact with during the last 18 months while at FCG.

     b) No Solicitation of Employees. I agree to not, directly or indirectly, solicit, divert or take away any employee of FCG.

6. Non-Discrimination/Non Harassment Policy. I understand that FCG has a strict policy against illegal discrimination and harassment and has procedures available for investigating and preventing any such discrimination or




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harassment.  I agree that I will abide by the  non-discrimination and harassment policies and will use the procedures available to prevent discrimination and harassment and will immediately bring any such behaviors to the attention of Human Resources.

7.   Employment-at-Will; Severance Upon Termination of Employment.

     a) I agree that this Employee Agreement does not constitute in any way a guarantee of employment and that, at any time, with or without cause, I may resign from my employment with FCG or FCG may terminate my employment.

     b) Notwithstanding the foregoing and in lieu of any severance that may be payable to me under any FCG severance policy, if FCG terminates my employment other than for "cause" at any time, FCG will pay me a lump sum cash amount equal to 100% of my then-current base salary. All payments and benefits provided under this Agreement shall be paid net of any withholding required by applicable law, and FCG shall withhold any taxes required to be withheld from any payment or benefit under this Agreement as required by applicable law. FCG shall also be entitled to withhold any amounts that may be due and owing from me to FCG from any payments and benefits provided under this Agreement.

     c) For purposes of Section 7(b), "cause" shall mean only: (i) my willful theft or embezzlement of funds of FCG; (ii) my conviction of a felony, or any other criminal conviction for fraud, embezzlement, or other act of moral turpitude; (iii) my willful violation of any law or regulation applicable to FCG's business, including any federal or state securities laws; or (iv) my willful and continued failure to perform substantially my duties and responsibilities with FCG (other than any such failure resulting from personal leave or incapacity due to injury, accident, illness, or physical or mental incapacity) consistent with lawful directions of FCG after you have received a written demand for substantial performance from the Board of Directors of FCG (the "Board") that specifically identifies the manner in which the Board believes in good faith that you have not substantially performed my duties and responsibilities. Notwithstanding the foregoing, the conduct specified in subsections (i) through (iv) shall not constitute or be deemed to constitute "Cause" if it is of such a nature that substantially all detriment otherwise resulting to FCG from it can be cured or eliminated by appropriate action, and you cause such action to be taken within ten (10) business days following receipt of notice from FCG that it desires to terminate my employment for "Cause." For purposes of this definition, no act on my part shall be considered "willful" unless it is done by you in bad faith or without reasonable belief that my action was in the best interests of FCG. Any act based upon authority given pursuant to the charter documents of FCG or a resolution duly adopted by the Board or based upon the advice of counsel for FCG shall be conclusively deemed to be done by you in good faith and in the best interests of FCG.

     d) FCG's  obligation  to provide  the  payment and  benefits  described  in
Section 7(b) shall be subject to my execution of a general release of claims in form and substance set forth on Appendix A hereto, providing for a release of any and all claims (whether known or unknown and including, without limitation, claims arising after the date hereof) and waiver of certain rights that I may have against FCG or its subsidiaries and affiliated parties (or any successor or assignee of FCG or its subsidiaries or affiliated parties) (the "General Release"), my delivery of the General Release to FCG and the General Release becoming effective in accordance with the terms thereof. FCG shall provide me with the form of the General Release for signature not later than five (5) days after my employment with FCG terminates. To the extent required in the preceding sentence, in order to receive the payments and benefits described in Section 7(b), I must execute the General Release and deliver the General Release to FCG not later than thirty (30) days after my employment with FCG terminates (or such later date as is provided under the terms of the General Release) and the General Release must become effective in accordance with the terms thereof.

     e) The foregoing severance provisions under subsections (b), (c) and (d) shall not be applicable in the event my employment is terminated and I am entitled to benefits under a separate written change-in-control agreement between FCG and me.

     f) The payments and benefits under Section 7(b) shall be made not later than the date that is two and one-half months following the first calendar year in which my right to such payment and benefits are no longer subject to a "substantial risk of forfeiture," within the meaning of Section 409A of the Code and the Treasury Regulations thereunder. This Agreement is intended to satisfy the short-term deferral exception to the requirements of Section 409A of the Code, as set forth in Internal Revenue Service Notice 2005-1, and shall be interpreted, construed and administered in accordance with such exception.




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8.   Remedies.  I acknowledge that the types and periods of restrictions imposed in the provisions of this Agreement are fair and reasonably calculated to protect FCG, its assets and the goodwill associated with its business. No provision of this Agreement shall limit in any way FCG's rights under applicable
law  to  fair  and  equitable  remedy,  including  monetary  damages,   specific
performance, injunction and other equitable remedies. Should FCG retain counsel in order to enforce or prevent the breach of any provision in Paragraphs 1 through 5 only of this Agreement, FCG shall be entitled to reasonable attorneys' fees and costs for services rendered if it prevails.

9. Disputes. You and FCG agree to arbitrate any controversy or dispute arising out of, or related to, this Agreement or the General Release (once executed), and to waive the right to a jury trial, as set forth in Appendix B hereto.

10. Non-Waiver. I agree that any delay or failure by FCG to exercise any right under this Agreement will not constitute a waiver of that or any other right provided for in this Agreement.

11. Severability. I agree that the invalidity or unenforceability of any particular provision of this Agreement for any reason whatsoever shall not affect the other provisions hereof and that such invalid or unenforceable provisions shall be limited and/or reduced by judicial order so as to be enforceable to the maximum extent of applicable law. In the event such judicial limitation or reduction is not possible, this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

12. Only Change in Writing. The terms of this Agreement can only be changed in writing. In order for it to be effective against me, I must sign any written change to the Agreement; in order for the change to be effective against FCG, it must be signed by the authorized representative of FCG.

13. Binding Effect. My obligations under this Agreement shall survive the termination of my employment with FCG and shall be binding upon my heirs, administrators, personal representatives, successors, and assigns. In addition, this Agreement will be for the benefit of FCG, its successors, and its assigns. FCG agrees that this Agreement shall inure to the benefit of, and be enforceable by, my legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees, and that this Agreement shall be binding on FCG and its successors and assigns. If I am entitled to receive any payment or benefit under this Agreement, and I am adjudged to be legally incapable of giving valid receipt and discharge for such payment or benefit, such payment or benefit shall be paid to my duly appointed and acting legal guardian, if any, and if no such legal guardian is appointed and acting, to such persons as FCG may designate. Such payments and benefits shall, to the extent made, be a complete discharge for such payments and benefits under this Agreement.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the internal laws the State of North Carolina, without regard to its conflict of laws provisions. The provisions of this Agreement shall be interpreted in accordance with their plain meaning. No provision of this Agreement shall be interpreted against a party as a consequence of that party having drafted said provision.

                            [Signature Page Follows]




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Please  indicate  acceptance  of and  agreement  to the terms of this  Agreement below. The effective date of this Agreement is June 26, 2006.


                                          FIRST CONSULTING GROUP, INC.


                                          /s/ Jan Blue

                                          By: Jan Blue

                                          Title: Vice President, Human Resources



AGREED AND ACCEPTED:



/s/ Larry R. Ferguson

Larry R. Ferguson

Address:

6800 Medinah Court

Charlotte, N.C.  28210










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                                   Appendix A



                             Form of General Release


1. Employee Agreement. This General Release is made in accordance with Section 7(b) of the Employee Agreement, dated June 26, 2006, between you and First Consulting Group, Inc. (the "Employee Agreement"). Capitalized terms not defined in this General Release will have the meanings set forth in the Employee Agreement.

2. General Release of FCG and its Subsidiaries and Affiliates. You hereby release, acquit and forever discharge each of FCG and its subsidiaries and their respective parents and subsidiaries, and each of their respective officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates (the "Releasees), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date (as defined below) of this General Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with FCG and its subsidiaries and any other Releasee or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options or any other ownership interests in any Releasee, vacation pay, fringe benefits, expense reimbursements, severance pay or any other form of compensation; claims arising from any employment agreement or arrangement between you and FCG and its subsidiaries and any other Releasee; claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing (collectively, "Claims"). You further agree not to initiate or continue any action or proceeding based upon the Claims released in this General Release. Notwithstanding the foregoing, your release of FCG and the other Releasees in accordance with this General Release shall not be deemed to release (i) any of the duties or obligations of FCG under the Employee Agreement; (ii) any of your rights as a stockholder of FCG, (iii) any of your rights under any stock option and other stock award from FCG, or (iv) any of your rights under the employee benefit plans of FCG or its subsidiaries.

3. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights or claims you may have under the ADEA. You also acknowledge that the consideration given for your waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this General Release;
     (b) you have been advised hereby to consult with an attorney prior to executing this General Release; (c) you have twenty-one (21) days to consider this General Release (or, in the event that the termination of your employment is in connection with an exit incentive or other employment termination program, forty-five (45) days to consider this General Release) (although you may choose to voluntarily execute this General Release earlier, if you execute this General Release voluntarily and after having had the opportunity to consult with an attorney); (d) in the event that the termination of your employment is in connection with an exit incentive or other employment termination program, you have been provided with written information, calculated to be understood by the average individual eligible to participate, as to: (i) any class, unit, or group of individuals covered by such program, any eligibility factors for such program, and any time limits applicable to such programs; and (ii) the job titles and ages of all individuals eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or not selected for the program; (e) you have seven (7) days following your execution and delivery of this General Release to revoke the General Release; and (f) this General Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this General Release is executed by you (the "Effective




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

     Date"). In the event this General Release is revoked by you, this General Release will be null and void in its entirety, and you will not receive the payments and benefits described in the Employee Agreement. If you wish to revoke the General Release, you must deliver written notice stating your intent to revoke this General Release to the Corporate Secretary of FCG on or before the seventh (7th) day after the date you executed and delivered this General Release.

4. Section 1542 Waiver. In giving the above release, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER
          MUST  HAVE  MATERIALLY  AFFECTED  HIS  OR HER SETTLEMENT WITH THE
          DEBTOR."

     You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims you may have against an any Releasee.


5. No Assignment of Claims. You represent and warrant to the Releasees that there has been no assignment or other transfer of any right or interest in any Claim which you may have against the Releasees, or any of them, and you agree to indemnify and hold the Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees and costs incurred as a result of any person asserting any such assignment or transfer of any right or interest in any of the Claims under any such assignment or transfer from such party.

6. No Suits or Actions. You agree that if you hereafter commence, join in, or in any manner seek relief through any action, suit or proceeding arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner assert against the Releasees any of the Claims released hereunder, then you will pay to the Releasees against whom such action, suit or proceeding or Claim is asserted, in addition to any other damages caused thereby, all attorneys' fees and other costs incurred by such Releasees, or any of them, in defending or otherwise responding to said action, suit or proceeding or Claim; provided, however, that you shall not be obligated to pay attorneys' fees and other costs incurred by such Releasees, or any of them, to the extent such action, suit, proceeding or Claim is brought to contest the validity of this General Release under the Age Discrimination in Employment Act and/or the Older Workers Benefit Protection Act.

7. No Admission. You further understand and agree that neither the payment of the payments and benefits under the Employee Agreement nor this General Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.





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                                   Appendix B

                                   Arbitration


1.   Agreement to Arbitrate All Disputes - Waiver of Jury Trial.

     (a) Except as provided in Section 2 below, any controversy or dispute arising out of, or related to, the Agreement or the General Release (once executed), which establishes a legal or equitable cause of action ("Cause of Action") between any two or more Persons Subject to Arbitration (defined below), including without limitation any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or related to, the Agreement or the General Release (once executed), shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute. It is the parties' intent that issues of arbitrability of any dispute shall be decided by the arbitrator.

     (b)  "Persons Subject to Arbitration" means, individually and collectively,
          (i) you, (ii) any person in privity with or claiming through, or on behalf of you based on your rights, (iii) FCG and its successors and assigns, (iv) any past, present or future affiliate, employee, officer, director or agent of FCG and its successors and assigns, and/or (v) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing. Persons in privity with or claiming through, on behalf of you or based on your rights include, but are not limited to, spouses and other family members, heirs, executors, representatives, successors and assigns. The affiliates of FCG and its successors and assigns include, but are not limited to, its parent and subsidiary corporations, joint ventures, and any other person or entity that controls, is controlled by or is under common control with Company or its successors or assigns.

     (c) Regardless of whether the Federal Arbitration Act would apply by operation of law, you and FCG agree that the right and duty of Persons Subject to Arbitration to resolve any controversy or dispute by arbitration shall be governed exclusively by the Federal Arbitration Act, as amended, and arbitration shall take place according to the applicable rules of the American Arbitration Association ("AAA") in effect as of the date the demand for arbitration is filed. If for any reason the Federal Arbitration Act is found not to apply or govern, the agreement to arbitrate shall be governed by applicable state law.

     (d) The arbitration shall take place before one arbitrator. Such arbitrator shall be provided through the AAA by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of AAA then in effect. In either event, such arbitrator may not have any preexisting, direct or indirect relationship with any party to the arbitration.

     (e) The arbitration shall be held at the office of AAA nearest the facility of FCG to which you were assigned prior to the dispute; provided, however, if such office is outside the state in which you reside, you may cause the arbitration to be held within your state of residence at a place mutually convenient to the parties thereto and arbitrator.

     (f) The costs to be paid by any of the Persons Subject to Arbitration identified in Section 1(b)(i) or (ii) hereof shall not include any costs unique to arbitration, nor exceed the amount such person would have had to pay in court costs had the matter been pursued in court. FCG and its successors and assigns shall be responsible for all other cost payable to AAA in connection with the arbitration, including the cost and fees of the arbitrator. The arbitrator shall award to the successful or prevailing party in arbitration (as determined by the Arbitrator) such party's reasonable attorneys' fees and expenses related to the arbitration.

     (g) The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.

     (h) The arbitrator shall have no authority to amend or modify the terms and conditions of this Appendix B, it being expressly understood and agreed that the arbitrator shall have all such powers as a court would have, sitting without a jury, to determine the validity and enforceability of any of the provisions hereof.

2. Exemptions from Arbitration. Section 1 shall not apply (a) to any claims or disputes arising out of or relating to any Company plan subject to ERISA, which claims or disputes shall be subject to ERISA, or (b) to any claims or disputes as to which applicable law not preempted by the Federal
     Arbitration Act prohibits resolution by binding arbitration as the exclusive remedy.

3. Limitation on Preclusive Effect. Unless prohibited by applicable law, no finding or stipulation of fact in any other arbitration, judicial or similar proceeding shall be given preclusive or collateral estoppel effect in any arbitration hereunder, and no conclusion of law in any other arbitration shall be given any weight in any arbitration hereunder, except to the extent such finding, stipulation or conclusion may have been determined in another proceeding between you and Company or any other Persons Subject to Arbitration.

4. Waiver of the Right to a Jury. YOU AND COMPANY HEREBY WAIVE ALL AND ANY RIGHT TO A JURY TRIAL. The parties waive all and any right to a jury trial as to any Cause of Action subject to Section 1 of this Appendix B. If, whether pursuant to Section 2, by operation of law, or otherwise, any Cause of Action as defined in Section 1 is not subject to arbitration, then in such other forum as the Cause of Action may be brought, except to the extent prohibited by applicable law, each of the persons or entities included in the definition of Persons Subject to Arbitration HEREBY EXPRESSLY WAIVES THE RIGHT TO HAVE ANY SUCH CLAIM DECIDED BY A JURY. Except only to the extent prohibited by applicable law, the scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the Agreement or the General Release (once executed). This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Appendix B or to any other document or agreement relating to your employment with Company.

5. Severability and Conformance to Applicable Law. This Appendix B shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate employment disputes. To the extent any terms or conditions of this Appendix B would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Appendix B. To the extent applicable law imposes additional requirements to allow enforcement of this Appendix B, this Appendix B shall be interpreted to include such terms or conditions.








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